UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2019

PTC THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35969	04-3416587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Common Stock Offering

On September 18, 2019, PTC Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as the sole underwriter (the “Underwriter”), to issue and sell to the Underwriter 2,475,248 shares of the Company’s common stock (the “Shares”) in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-220151) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), at a public offering price of $40.40 per share (the “Common Stock Offering”).  The Company also granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 371,287 shares of its common stock at the public offering price less underwriting discounts and commissions.  The Company estimates the net proceeds from the Common Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, to be approximately $97.0 million (or approximately $111.6 million if the Underwriter exercises in full its option to purchase additional shares). The closing of the Common Stock Offering took place on September 20, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriter and termination and other customary provisions.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notes Offering

On September 20, 2019, the Company also completed its previously announced private offering (the “Notes Offering”) of $287,500,000 aggregate principal amount of its 1.50% Convertible Senior Notes due 2026 (the “Notes”) and entered into an indenture with U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), governing the Notes (the “Indenture”).  The Notes were sold in a private placement to Credit Suisse Securities (USA) LLC, as the sole initial purchaser (the “Initial Purchaser”), for resale only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate principal amount of the Notes sold reflects the exercise in full by the Initial Purchaser of its option to purchase up to an additional $37,500,000 in aggregate principal amount of the Notes.

The Company estimates the net proceeds from the Notes Offering to be approximately $279.3 million, after deducting the Initial Purchaser’s discounts and commissions and the estimated offering expenses payable by the Company.

The Notes will bear cash interest at a rate of 1.50% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2020. The Notes will mature on September 15, 2026.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2026 only under the following circumstances: (1) during any calendar quarter commencing on or after December 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) during any period after the Company has issued notice of redemption until the close of the business day immediately preceding the relevant redemption date; or (4) upon the occurrence of specified corporate events. On or after March 15, 2026, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or any combination thereof at the Company’s election.

The conversion rate for the Notes is initially 19.0404 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $52.52 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 30.0% above the public offering price of the Shares sold in the Common Stock Offering. The conversion rate is subject to adjustment in customary circumstances such as stock splits or similar changes to the Company’s capitalization but will not be adjusted for any accrued and unpaid interest. If certain corporate events described in the Indenture occur prior to the maturity date, or if the Company calls the Notes for redemption, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Company may not redeem the Notes prior to September 20, 2023.  The Company may redeem for cash all or any portion of the Notes, at its option, on or after September 20, 2023, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect on the last trading day of, and for at least 19 other trading days (whether or not consecutive) during, any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) incurred by the Company’s subsidiaries.

The Indenture contains customary events of default with respect to the Notes, including that upon certain events of default (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable) occurring and continuing, the Trustee by written notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee (at the direction of such holders), may (subject to the provisions of the Indenture) declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Credit Agreement

In connection with the Notes Offering, on September 17, 2019, the Company entered into a fourth amendment (the “Credit Agreement Amendment”) to its existing credit and security agreement with MidCap Financial Trust, a Delaware statutory trust (“MidCap”), as administrative agent, and the other lenders parties thereto, dated as of May 5, 2017 (as amended to date, the “Existing Credit Agreement”). Pursuant to the Credit Agreement Amendment, MidCap and the requisite lenders agreed to, among other things, amend and modify certain covenants and other provisions in the Existing Credit Agreement to permit the issuance of the Notes, and the consummation and performance of the transactions contemplated thereby, in each case, subject to certain terms and conditions.

The above description of the Credit Agreement Amendment is a summary only and is qualified in its entirety by reference to the terms of the Credit Agreement Amendment, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchaser in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. Additional information pertaining to the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 18, 2019, the Company announced the pricing of the Shares sold in the Common Stock Offering. The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On September 18, 2019, the Company announced the pricing of the Notes sold in the Notes Offering. The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion with respect to the Shares sold in the Common Stock Offering. A copy of such opinion, including the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 18, 2019, by and between PTC Therapeutics Inc. and Credit Suisse Securities (USA) LLC, as the Underwriter

4.1	Indenture (including Form of Note), dated as of September 20, 2019, by and between PTC Therapeutics, Inc. and U.S. Bank National Association, a national banking association, as trustee

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press release issued by PTC Therapeutics, Inc. on September 18, 2019

99.2	Press release issued by PTC Therapeutics, Inc. on September 18, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: September 20, 2019	By:	/s/ Emily Hill
Emily Hill
Chief Financial Officer